EXHIBIT 99.1
WESTERN MIDSTREAM COMPLETES ACQUISITION OF ARIS WATER SOLUTIONS
HOUSTON, – (PR NEWSWIRE) – October 15, 2025 – Western Midstream Partners, LP (“WES”) (NYSE: WES) today announced that it has completed its acquisition of Aris Water Solutions, Inc. (“Aris”).
“I am pleased to announce the completion of WES’s acquisition of Aris Water Solutions, solidifying our position as one of the largest three-stream midstream, flow-assurance providers in the Delaware Basin,” said Oscar K. Brown, President and Chief Executive Officer of WES. “We are thrilled to welcome the Aris employees to the WES team, and we look forward to growing the combined entity and becoming the leading integrated water solutions provider in the basin. Together, WES and Aris create a stronger, more agile enterprise, well positioned to meet the challenges facing our producer customers in Texas and New Mexico with respect to produced-water gathering, recycling, transportation, disposal, and beneficial reuse.”
In accordance with the terms of the merger agreement, each issued and outstanding share of Class A common stock, par value $0.01 per share, of Aris (the “Aris Class A Common Stock”) and each unit of Aris Water Holdings, LLC (the “Aris OpCo Units”) and corresponding share of Class B common stock of Aris, par value $0.01 per share (together with a corresponding Aris OpCo Unit, an “Aris OpCo Stapled Unit”) was converted into the right to receive, at the election of the holder thereof (subject to certain exceptions as set forth in the merger agreement) the following consideration from WES (the “Merger Consideration”): (1) 0.625 common units (the “Common Unit Election Consideration”) representing limited partner interests in WES (“Common Units”); (2) $25.00 in cash (without interest), subject to proration (the “Cash Election Consideration”); or (3) a combination of 0.450 Common Units and $7.00 in cash (without interest) (the “Mixed Election Consideration”). Based on the final results of the Merger Consideration elections:

•Holders of 14,385,652 shares of Aris Class A Common Stock and Aris OpCo Stapled Units elected to and will receive the Common Unit Election Consideration. Pursuant to the terms of the merger agreement, this amount includes Aris securityholders who failed to properly make an election prior to the election deadline and are deemed to have elected to receive the Common Unit Election Consideration.
•Holders of 33,801,151 shares of Aris Class A Common Stock and Aris OpCo Stapled Units elected to receive the Cash Election Consideration and, due to prorationing, will receive approximately $10.00 in cash and 0.375 Common Units for each share of Aris Class A Common Stock and each Aris OpCo Stapled Unit.
•Holders of 11,017,951 shares of Aris Class A Common Stock and Aris OpCo Stapled Units elected to and will receive the Mixed Election Consideration.
In the aggregate, Aris securityholders will receive approximately 28% of the Merger Consideration in cash and approximately 72% in Common Units. The total consideration to be paid in cash will be $415.0 million and the total consideration to be paid in equity will be approximately 26.6 million Common Units.
ABOUT WESTERN MIDSTREAM
Western Midstream Partners, LP (“WES”) is a master limited partnership formed to develop, acquire, own, and operate midstream assets. With midstream assets located in Texas, New Mexico, Colorado, Utah, and Wyoming, WES is engaged in the business of gathering, compressing, treating, processing, and transporting natural gas; gathering, stabilizing, and transporting condensate, natural-gas liquids, and crude oil; and gathering and disposing of produced water for its customers. In its capacity as a natural-gas processor, WES also buys and sells residue, natural-gas liquids, and condensate on behalf of itself and its customers under certain gas processing contracts. A substantial majority of WES’s cash flows are protected from direct exposure to commodity price volatility through fee-based contracts.
For more information about WES, please visit www.westernmidstream.com.

FORWARD-LOOKING STATEMENTS AND CAUTIONARY STATEMENTS
The foregoing contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included in this communication that address activities, events or developments that WES expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “may,” “should,” “foresee,” “plan,” “will,” “guidance,” “outlook,” “goal,” “future,” “assume,” “forecast,” “focus,” “work,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the transaction, the pro forma descriptions of the combined company and its operations, integration and transition plans, synergies, opportunities and anticipated future performance. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. These include the ability to successfully integrate the businesses, risks related to disruption of management time from ongoing business operations due to the transaction, the risk that any announcements relating to the transaction could have adverse effects on the market price of WES’s Common Units, the risk that the transaction could have an adverse effect on the ability of WES to retain customers and retain and hire key personnel and maintain relationships with its suppliers and customers and on its operating results and businesses generally, the risk the transaction could distract management and WES will incur substantial costs, the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, the risk that the combined company may be unable to achieve synergies or it may take longer than expected to achieve those synergies and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond WES’s control, including those detailed in WES’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on its website at investors.westernmidstream.com and on the SEC’s website at https://www.sec.gov, and those detailed in the definitive proxy statement/prospectus that is available on the SEC’s website at https://www.sec.gov. All forward-looking statements are based on assumptions that WES believes to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and WES undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.
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Source: Western Midstream Partners, LP
WESTERN MIDSTREAM CONTACTS
Daniel Jenkins
Director, Investor Relations
Investors@westernmidstream.com
866-512-3523
Rhianna Disch
Manager, Investor Relations
Investors@westernmidstream.com
866-512-3523
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